                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                               January 23, 2002
                        ------------------------------
                       (Date of earliest event reported)

                                  OPTIKA INC.
                       ---------------------------------
            (Exact name of Registrant as specified in its charter)

    Delaware                     0-28672                      95-4154552
----------------          ---------------------     ----------------------------
(State or Other           (Commission File No.)     (IRS Employer Identification
Jurisdiction of                                                  No.)
 Incorporation)

        7450 Campus Drive, 2nd Floor, Colorado Springs, Colorado 80920
   ------------------------------------------------------------------------
         (Address of principal executive offices, including zip code)


                                (719) 548-9800
            -------------------------------------------------------
             (Registrant's telephone number, including area code)

Item 5.  Other Events.

     Optika Inc. ("Optika") and EquiServe Trust Company, N.A., as Rights Agent (the "Rights Agent"), executed an Amended and Restated Rights Agreement, dated as of January 23, 2002 (the "Amended Agreement"), which amends and restates the Rights Agreement (the "Rights Agreement") dated July 18, 2001, by and between Optika and Fleet National Bank, as predecessor to the Rights Agent. The Amended Agreement amends the Rights Agreement to, among other things, (1) delete the provision requiring that the redemption of Rights under certain circumstances be approved by a majority of the "Independent Directors" (generally defined as those directors who are not an Acquiring Person or affiliated or associated with an Acquiring Person, and who are also directors immediately prior to a person becoming an Acquiring Person or whose election has been approved by a majority of Independent Directors then on the Board of Directors), (2) delete all other requirements that certain actions be approved by a majority of Independent Directors, and (3) delete the requirement that there be at least one Independent Director in office whenever a vote of a majority of the Independent Directors is required under the agreement.

     The description of the Amended Agreement is qualified in its entirety by reference to the Amended Agreement, which is filed as Exhibit 4.1 hereto and incorporated herein by reference. Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Amended Agreement.

Item 7.  Exhibits and Financial Statements.

     (c)  Exhibits

     4.1 Amended and Restated Rights Agreement dated as of January 23, 2002, by and between Optika Inc. and EquiServe Trust Company, N.A., as Rights Agent.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             OPTIKA INC.

                                             By:/s/ Steven M. Johnson
                                                --------------------------
                                                Steven M. Johnson
                                                Chief Financial Officer
Date:  January 25, 2002

                                 EXHIBIT INDEX

Exhibit  Description
-------  -----------

4.1 Amended and Restated Rights Agreement dated as of January 23, 2002, by and between Optika Inc. and EquiServe Trust Company, N.A., as Rights Agent.